Exhibit 99.2

Statement Under Oath of Principal Executive Officer and Principal Financial Officer

Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Mark Slaven, state and attest that:

(1)          To the best of my knowledge, based upon a review of the covered report of 3Com Corporation, and, except as corrected or supplemented in a subsequent covered report:

•                  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•                  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report(or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)          I have reviewed the contents of this statement with the Company’s audit committee.

(3)          In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•                  the Annual Report on Form 10-K for the Fiscal Year Ended May 31, 2002 of 3Com Corporation;

•                  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of 3Com Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•                  Any amendments to any of the foregoing.

/s/ Mark Slaven	Subscribed and sworn to before me this 1st day of August 2002.
August 1, 2002
Mark Slaven	/s/ LaLonda Hanson
Notary Public

My Commission Expires: February 19, 2005

[Notary Seal]
LALONDA HANSON Commission # 1294577 Notary Public-California Santa Clara County My Comm. Expires Feb 19, 2005